                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated December 14, 2006 relating to the financial statements and financial statement schedules of WHX Corporation, which appears in such
Registration Statement. We also consent to the reference to us under the heading
"Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
October 15, 2007